UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

Barclays Global Investors Funds

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Questions and Answers for Shareholders Regarding

Proposals at the Special Meeting of Shareholders of the

Barclays Global Investors Funds

Q.	Why are shareholders in the Barclays Global Investors Funds being contacted?

A.	BlackRock, Inc. (“BlackRock”) is acquiring Barclays Global Investors, N.A. (“BGI”) (the “BlackRock Transaction”), including Barclays Global Fund Advisors (the “Advisor”). The Advisor serves as investment adviser to the series (“Master Portfolios”) of Master Investment Portfolio (“MIP”). Each series of the Barclays Global Investors Funds (each a “BGIF Fund”, and collectively, the “BGIF Funds”) invests all its assets in a corresponding series of MIP, which has an identical investment objective as each corresponding BGIF Fund.

In connection with the BlackRock Transaction, shareholder approval is necessary to elect a new slate of Trustees to the Barclays Global Investors Funds and to approve a new investment advisory agreement for each Mater Portfolio between MIP and the Advisor.

Q.	Will shareholders in the BGIF Funds be contacted?

A.	Any person who owned shares of the BGIF Funds as of September 30, 2009, even if that person later redeemed those shares, is entitled to receive proxy materials for the Special Meeting of Shareholders (the “Meeting”). Shareholders will receive the Proxy Statement containing proxy cards in the mail or via email, and may be contacted by a proxy solicitor via telephone. The Meeting is scheduled to be held on November 20, 2009 in order to consider and vote upon certain proposals recommended by the Board of Trustees of Barclays Global Investors Funds (the “BGIF Board”). Participation in the voting process by all shareholders, large and small, is important to allow each BGIF Fund to act on the proposals set forth in the Proxy Statement.

Q.	Shareholders in what BGIF Funds are being asked to participate in the Meeting?

A.	LifePath Portfolios	Money Market Funds	Index Funds
	LifePath Retirement Portfolio	Institutional Money Market Fund	Bond Index Fund
	LifePath 2010 Portfolio	Prime Money Market Fund	S&P 500 Stock Fund
	LifePath 2020 Portfolio	Government Money Market Fund
	LifePath 2030 Portfolio	Treasury Money Market Fund
LifePath 2040 Portfolio
LifePath 2050 Portfolio

Q.	What proposals are shareholders being asked to vote on?

A.	Shareholders are asked to vote on the following two proposals:

Proposal 1: To elect nominees for Trustees to the BGIF Board, as named in the Proxy Statement, each of whom will serve until he or she resigns, is removed, dies, retires or becomes incapacitated.

The shareholder vote for Trustees to the BGIF Board will also be treated as an instruction to the BGIF Funds to vote the same way to elect Trustees to the Board of MIP (the “MIP Board”). The nominees for Trustees to the MIP Board are the same as the nominees for Trustees to the BGIF Board.

Proposal 2: To direct each BGIF Fund to vote in favor of a proposed new investment advisory agreement between the Advisor and MIP for the Master Portfolio in which each BGIF Fund invests (the “New Investment Advisory Agreement”).

Q.	Has the existing BGIF Board provided a recommendation to shareholders on how they should vote on the two proposals?

A.	Yes. The BGIF Board unanimously recommends that shareholders vote FOR each of the proposals at the Meeting.

Q.	Why are shareholders being asked to approve a New Investment Advisory Agreement?

A.	MIP requires approval of a New Investment Advisory Agreement because the current investment advisory agreement between each Master Portfolio and the Advisor will terminate upon the closing of the BlackRock Transaction. Under the Investment Company Act of 1940, shareholders must approve the New Investment Advisory Agreement.

Q.	Are the advisory fee rates payable under the New Investment Advisory Agreement higher than the advisory fee rates currently in effect for the Master Portfolios?

A.	No. The proposal to approve the New Investment Advisory Agreement does not seek any increase in the advisory fee rates for any Master Portfolio. The Advisor has no present intention to alter the advisory fee rates, expense waivers or expense reimbursement arrangements currently in effect for the Master Portfolios for a period of two years from the date of the closing of the BlackRock Transaction.

Q.	Are the terms of the New Investment Advisory Agreement different than the terms of the existing investment advisory agreements?

A.	No. Under the proposed New Investment Advisory Agreement with the Advisor, the services to be provided by the Advisor after the sale of the Advisor to BlackRock, and the rates at which fees are to be paid by the Master Portfolios are the same as under the existing investment advisory agreements with the Advisor. The terms of the New Investment Advisory Agreement are substantially the same as the existing investment advisory agreements, except for the date of execution, the two-year initial term, immaterial updating changes and immaterial changes in form.

Q.	Why are shareholders being asked to vote on the election of Trustees?

A.	At the Meeting, shareholders are being asked to vote on the election of Trustees because BGI and BlackRock recommended to the BGIF Board a proposal for a new slate of 13 nominees to the BGIF Board in order to streamline Board operations as a result of the BlackRock Transaction, and for the reasons described in the Proxy Statement, and the BGIF Board approved submitting the new slate of nominees to shareholders. Biographical information for the nominees is included in the Proxy Statement.

Q.	What else can you tell me about BlackRock?

A.

BlackRock is located at 40 East 52nd Street, New York, New York 10022. BlackRock is one of the world’s largest publicly traded investment management firms. As of June 30, 2009, BlackRock’s assets under management were approximately $1.373 trillion. The firm manages assets on behalf of institutions and individuals worldwide through a variety of equity, fixed income, cash management and alternative investment products. In addition, a growing number of institutional investors use BlackRock Solutions® for risk management, investment system outsourcing and financial advisory services. BlackRock has employees in 21 countries and a major presence in key global markets, including the U.S., Europe, Asia, Australia and the Middle East.

Q.	How do shareholders cast their vote?

A.	Shareholders may vote in any of the following four simple ways:

•

By Live Operator: Dial toll-free 1-866-586-0512 and follow the instructions to vote by live operator. Shareholders will be required to provide the “control” numbers located on the proxy cards they receive and should have the proxy cards available at the time of the call. Representatives are available Monday through Friday, 9:30 a.m.–12:00 midnight (Eastern time), and Saturday, 10:00 a.m.–9:00 p.m. (Eastern time). We believe that this is the fastest and most convenient way for shareholders to vote.

•	By the Internet: Log on to www.proxyvote.com. Shareholders should have their proxy cards available to vote their shares. Shareholders will need the control number found on the proxy cards to vote.

•	By Automated Telephone: Dial the toll-free number on the proxy cards and follow the automated instructions.

•	By Mail: Sign, date, and complete the reverse side of the proxy cards and return it in the postage-paid envelope provided.

Shareholders may also vote their shares in person at the Meeting.

Q.	If shareholders only have a few shares, why should they bother to vote?

A.	Each shareholder vote makes a difference. For purposes of reaching a quorum and voting, each BGIF Fund’s Meeting is independent from the Meeting for each of the other BGIF Funds. If many shareholders choose not to vote, a BGIF Fund may not receive enough votes to reach a quorum in order to conduct the Meeting for that BGIF Fund. If that appears likely to happen, each BGIF Fund will have to send additional mailings to shareholders to try to get more votes – a process that would be very costly.

Q.	What is the deadline for submitting votes?

A.	We encourage shareholders to vote as soon as possible to make sure that their BGIF Fund receives enough votes to act on the proposals.

Q.	Who should shareholders contact if they have questions?

A.	Shareholders should call Broadridge Financial Solutions, Inc., a professional proxy solicitation firm that has been engaged to assist shareholders in the voting process, at 1-866-586-0512 (toll-free).

Alternatively, shareholders in the BGIF LifePath Funds can visit www.bgidcsolutions.com and shareholders in the BGIF Money Market Funds can visit www.BGICash.com. On both websites, there is a link to the complete text of the Proxy Statement.

BGIF Sales Team Call Script for BGIF Proxy

I’m calling to let you know that Barclays Global Investors Funds’ shareholders will be contacted over the next few weeks regarding an important shareholder meeting.

You should have received proxy materials in the mail concerning the Special Meeting of Shareholders to be held on November 20, 2009. Have you received the proxy materials?

If not, we can have the materials resent to the appropriate contact.

If so, ask if they have any questions and stress that their participation is very important. If they are not the person who will vote the proxy, ask who is the most appropriate person in their firm that you should speak with to confirm they have received the materials.

*** We are not allowed to recommend that shareholders vote in a certain way, but we can say that the current Board of Trustees of the Barclays Global Investors Funds has unanimously recommended that each investor vote in favor of both proposals. The goal is to alert shareholders of the proxy and to provide them an opportunity to participate.

Refer to Questions and Answers for Shareholders Regarding Proposals at the Special Meeting of Shareholders of the Barclays Global Investors Funds to answer any substantive questions.

Refer to the attached Talking Points for BGIF Sales Teams.

Talking Points for BGIF Sales Teams

Regarding the Proxy Proposals to be Voted Upon

at the November 20, 2009 Special Meetings of Shareholders of the BGIF Funds

SUMMARY

Starting October 16, 2009, shareholders in the BGIF Funds will receive proxy packages related to an important shareholder meeting of the Barclays Global Investors Funds.

The shareholder meeting is related to the acquisition of Barclays Global Funds Advisors, advisor to the Master Investment Portfolio, by BlackRock, Inc. Two proposals will be presented for shareholder approval:

Proposal 1: To elect nominees for Trustees of the Trust, as named in the Proxy Statement, each of whom will serve until he or she resigns, is removed, dies, retires or becomes incapacitated.

Proposal 2: To direct your Fund to vote in favor of a proposed new investment advisory agreement between BGFA and MIP for the Master Portfolio in which your Fund invests.

The Board of Trustees of Barclays Global Investors Funds has unanimously approved the proposals and recommends that shareholders vote in favor of each proposal at the Special Meeting of Shareholders on November 20, 2009.

This Talking Points document provides additional information to help you answer any questions your clients might have, including:

Q1: What will shareholders receive as part of the Proxy Communications, and when?

Q2: Will all shareholders receive a call?

Q3: What resources are available to Shareholders and Intermediaries?

Q4: How can shareholders vote?

More Questions? Visit Sales Portal Home Page for a complete list of resources to help you answer client questions. For external questions, call our primary proxy solicitation firm, Broadridge, who has trained representatives that can answer any proxy questions effectively. Clients, shareholders, and Sales Team members may call Broadridge at 1-866-586-0512 Monday through Friday, 9:30 a.m. to 12:00 midnight (ET), and Saturday, 10:00 a.m. to 9:00 p.m. (ET).

Q1.	What will Shareholders receive as part of the Proxy Communications, and when?

A.	Shareholders of Record will receive the Proxy Statement containing one or more proxy cards via mail or email, and may be contacted by a proxy solicitor via mail, email, and/or telephone to solicit their participation in the Special Meetings of Shareholders.

On Friday, 10/16, the BGIF Funds will begin e-mailing and mailing proxy packages to shareholders.

BGIF Sales Representatives on Monday, 10/19 will begin calling and emailing select clients to inform them of the proxy and to answer questions and provide assistance.

Q2.	Will all Shareholders receive a call?

A.	If Shareholders do not vote promptly, they may receive a phone call from Broadridge, a solicitation firm. Those Shareholders who have previously elected the “Do Not Call” option will not be called.

While we have directed Broadridge not to contact shareholders in the BGI Cash Funds via telephone, all shareholders are encouraged to vote through the various methods detailed on the proxy cards sent to them, including calling Broadridge at 1-866-586-0512 Monday through Friday, 9:30 am to midnight and Saturday from 10:00 am to 9:00 pm to place your vote with a live operator. All times are Eastern.

Q3.	What resources are available to help Shareholders and Intermediaries?

A.	The following resources will be posted on the Sales Portal:

•	Contained within the Proxy Statement, is a Q&A for Shareholders, as well as other detailed information for Shareholders.

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We have drafted a more detailed Q&A for Shareholders out into a separate document entitled “Questions and Answers Regarding Proposals at the Special Meeting of Shareholders in the Barclays Global Investors Funds”.

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For Clients, including Shareholders and Intermediaries, you can forward to them the Questions and Answers Regarding Proposals at the Special Meeting of Shareholders in the Barclays Global Investors Funds” and it will be posted on www.bgidcsolutions.com and www.BGICash.com along with links to the Proxy Statement, and a website where Shareholders can vote directly (www.proxyvote.com).

•

Our primary proxy solicitation firm, Broadridge, has trained representatives working on the BGIF Funds proxy campaign that can answer questions effectively. Intermediaries, Shareholders, and Sales Team members may call Broadridge at 1-866-586-0512. Broadridge representatives are available Monday through Friday, 9:30 a.m. to 12:00 midnight (Eastern time), and Saturday, 10:00 a.m. to 9:00 p.m. (Eastern time).

Q4.	How can Shareholders vote?

A.	A variety of different ways. We believe the fastest and most convenient way for Shareholders to vote is by calling a Live Operator at Broadridge, our proxy solicitor, at 1-866-586-0512. To vote by Live Operator, a Shareholder will not be required to provide the multiple “control” numbers located on each of the proxy cards they receive. Broadridge representatives are available Monday through Friday, 9:30 a.m. to 12:00 midnight (Eastern time), and Saturday, 10:00 a.m. to 9:00 p.m. (Eastern time). Shareholders may also vote by mail, by telephone using an automated system, by the internet (www.proxyvote.com), or in person, all as further detailed in the Proxy Statement received by Shareholders.